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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 15, 1999 accompanying the consolidated financial statements of The Manufacturers Life Insurance Company of America and to the use of our report dated February 4, 1999 accompanying the financial statements of Separate Account Three of The Manufacturers Life Insurance Company of America in Pre-Effective Amendment No. 1 to the Registration Statement No. 333-82449 of Form S-6 and related prospectus of Separate Account Three of The Manufacturers Life Insurance Company of America.




Philadelphia, Pennsylvania

September 22, 1999


                                             Ernst & Young LLP